UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR
15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2011

Harsco Corporation

(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   717-763-7064

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2011, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”), on recommendation from the Board’s Compensation Committee, approved grants to employees and officers of the Company, including the Company’s Named Executive Officers, of options to purchase shares of the Company’s common stock.  The following option grants were made to the Company’s principal executive officer, principal financial officer and other named executive officers:

Name and Position	Number of Shares underlying the Option Grant

Salvatore D. Fazzolari Chairman, President and Chief Executive Officer	165,000

Stephen J. Schnoor Senior Vice President, Chief Financial Officer and Treasurer	45,000

Mark E. Kimmel Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	45,000

Galdino J. Claro Executive Vice President and Group CEO, Harsco Metals and Minerals	45,000

Ivor J. Harrington Executive Vice President and Group CEO, Harsco Infrastructure	45,000

All stock options were granted in accordance with the terms and conditions of the Company’s 1995 Executive Incentive Compensation Plan, as amended and restated (the “Plan”) and were evidenced by a stock option contract, the form of which is filed herewith as Exhibit 10.1.  The stock option contracts provide for, among other things, (i) a grant date of January 25, 2011; (ii) an exercise price of $31.75, equal to fair market value (as defined in the Plan) on the date of grant; and (iii) a three-year cliff vesting schedule.

The foregoing description of the stock option grants and contracts is not complete and is qualified in its entirety by reference to the form of stock option contract, which is filed herewith as Exhibit 10.1.

In addition, on January 25, 2011, the Board, on recommendation from the Board’s Compensation Committee, approved the following changes to the Company’s long-term incentive program, as previously described in the Company’s 2010 proxy statement, which changes will be effective for awards for the 2011-2013 cycle under the Plan:

•                                                    One-half of the long-term incentive award will be performance-based, with the expected payout in 2014 being contingent on the performance of the Company during the 2011-2013 measurement period.  A participant can earn up to 150% of the performance-based portion of the award amount if the target metrics are exceeded by a predetermined amount (with such amount approved by the Board);

•                                                    The remaining half of the long-term incentive award is time-based and will vest at the end of the three-year period;

•                                                    The initial performance metric during the 2011-2013 cycle for the performance-based portion of the long-term incentive award will be earnings per share (in other words, no payout for the performance-based portion of the long-term incentive award will be made unless the Company has positive earnings per share, calculated on a GAAP basis, during the performance period); and

•                                                    The underlying performance metrics during the 2011-2013 cycle for the performance-based portion of the long-term incentive award will be the Company’s free cash flow and relative total shareholder return, which metrics are expected to guide the Compensation Committee’s use of negative discretion in determining actual, final payouts for the performance-based portion of the long-term incentive awards.

Upon the achievement of the above-described performance conditions, and subject to the negative discretion rights of the Compensation Committee, the Board would approve the delivery of shares of the Company’s common stock equal to a dollar-denominated award opportunity (the “Award Opportunity”) as follows:

Name	Award Opportunity as a Percentage of Market Midpoint Base Salary as of January 25, 2011 for Participant	Dollar Value of Target Award Opportunity*

S. D. Fazzolari	275%	$2,502,500
S. J. Schnoor	165%	$742,500
M. E. Kimmel	140%	$623,000
G. J. Claro	150%	$675,000
I. J. Harrington	150%	$667,500

*Reflects the target award that would be earned if the participant were employed at the end of the three-year time period.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.                Form of U.S. Stock Option Contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
(Registrant)

January 31, 2011	/s/ Mark E. Kimmel
(Date)	Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

10.1	Form of U.S. Stock Option Contract